ROSS STORES, INC.

                   SECOND AMENDED AND RESTATED
                     1992 STOCK OPTION PLAN


     Introduction. On February 24, 1984, the Ross Stores, Inc. 1984 Stock Option Plan (the "Initial Plan") was adopted. The Initial Plan has been amended from time to time. On March 16, 1992, the Initial Plan was amended and restated in its entirety and renamed the Ross Stores, Inc. 1992 Stock Option Plan (the "1992 Plan"), and has been subsequently amended from time to time, once in the form of an amendment and restatement. The 1992 Plan is hereby amended and restated in its entirety (the "Plan"), effective as of the date of the 1998 Annual Meeting of the Stockholders of Ross Stores, Inc.

     1.   Purpose.

          (a) The purpose of the Plan is to provide a means by which selected employees and directors of and consultants to Ross Stores, Inc. (the "Company") and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of incentive stock options and nonqualified stock options.

          (b) The Company, by means of the Plan, seeks to retain the services of persons who are now employees or directors of or consultants to the Company or its Affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     2.   Administration.

          (a) The Plan shall be administered by the Board of Directors (the "Board") unless and until the Board delegates administration to a Committee as provided in subparagraph 2(c).

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted an option under the Plan (an "Option"); when and how each Option shall be granted; whether an Option will be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

               (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii)  To amend the Plan as provided in
paragraph 12.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

          (c) The Board may delegate administration of the Plan to a committee composed of two (2) or more members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more directors (who may or may not be Outside Directors or Non-Employee Directors) any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph 2 to the contrary, the Board or the Committee may delegate to a committee of one (1) or more members of the Board the authority to grant Options to eligible persons who: (1) are not then subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with section 162(m) of the Code.

          (d) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (e) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (f) "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (g) "Outside Director" means a director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of section 162(m) of the Code.

          (h) "Securities Act" means the Securities Act of 1933, as amended.

     3.   Eligibility.

          (a) The Options may be granted only to employees (including officers and directors), persons who become employees within thirty (30) days of the date of grant of an Option and consultants of the Company. The Board shall, in the Board's sole discretion, determine which persons shall be granted Options (an "Optionee"). Incentive stock options may be granted only to employees. Nonqualified stock options may be granted only to employees, directors and consultants. A Non-Employee Director shall not be eligible to receive the grant of an Option, even if providing consulting services to the Company.

          (b) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonqualified stock options.

          (c) Subject to the provisions of paragraph 7 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than that number of shares equal to two percent (2%) of the Company's outstanding common stock on April 10, 1995, the record date for the Company's 1995 Annual Meeting of Stockholders (or four hundred ninety-two thousand six hundred fifty-five (492,655)) shares of the Company's common stock during any calendar year.

     4. Shares Subject to the Plan. The maximum number of shares which may be issued under the Plan shall be seventeen million five hundred thousand (17,500,000) shares of the Company's authorized but unissued common stock or treasury stock, subject to the provisions of paragraph 7 relating to adjustments upon changes in stock. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the Company, the shares of common stock allocable to the unexercised portion of such Option, or so repurchased, may again be subjected to an Option.

     5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from March 16, 1992.

     6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the option price of the Option, the exercisability of the Option, whether the Option is a nonqualified stock option or an incentive stock option, and all other terms and conditions of the Option not inconsistent with this paragraph 6. All Options shall be separately designated incentive stock options or nonqualified stock options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

          (a) The exercise price shall be not less than one hundred percent (100%) of the fair market value, as determined by the Board, of the stock of the Company subject to the Option on the date the Option is granted, except that the exercise price for an incentive stock option granted to any person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the fair market value of the stock of the Company subject to the incentive stock on the date the incentive stock option is granted. Notwithstanding the foregoing, an Option (whether an incentive stock option or a nonqualified stock option) may be granted with an exercise price (other than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

          (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no incentive stock option shall be exercisable after the expiration of ten
(10) years from the date such Option is granted, no nonqualified stock option shall be exercisable after the expiration of ten
(10) years and one (1) month from the date such Option is granted, and provided further that no Option which is an incentive stock option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years from the date such Option is granted.

          (c) Payment of Option Price. Payment of the exercise price for the number of shares being purchased pursuant to any Option shall be made to the extent permitted by applicable statutes and regulations, either (i) in cash or by check or (ii) at the discretion of the Board, at the time of the grant of the Option, under one of the following alternatives:

               (i) Provided that at the time of exercise the common stock is publicly traded pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of common stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

               (ii) Provided that at the time of exercise the common stock is publicly traded, by delivery of already-owned shares of common stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its fair market value on the date of exercise;

               (iii)  Pursuant to a deferred payment
alternative, provided that, at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, the principal shall be due and payable not more than four (4) years after the Option is granted, interest shall be payable at least annually and be at least equal to the minimum interest rate to avoid imputed interest pursuant to all applicable sections of the Code, and the Board shall have the authority from time to time to permit the Optionee to secure any promissory note used to exercise an Option with collateral other than the Company's common stock.

               (iv) In any other form of legal consideration that may be acceptable to the Board; or

               (v)    By any combination of the above methods.

     Notwithstanding the foregoing, in the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System affecting the extension of credit in connection with the Company's securities, any promissory note shall not initially exceed the maximum loan value of the collateral as defined by applicable regulations and the Optionee shall prepay, at the request of the Company, any promissory note to the extent necessary to permit the Company to comply with applicable regulations. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of stock to be acquired upon such exercise.

          (d) Option Transferability. An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonqualified stock option may be transferable to the extent expressly provided in the option agreement provided, however, that if the Option agreement does not specifically provide for transferability, then such nonqualified stock option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the nonqualified stock option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom such Option was granted, shall thereafter be entitled to exercise the Option, or as the Board or Committee shall determine in its discretion.

          (e) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before such Optionee terminates service with the Company to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or any other restriction the Board determines appropriate.

          (f)  Standard Option Terms.

               (i) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated by the Board as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement.

               (ii) Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated by the Board as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Nonqualified Stock Option Agreement.

               (iii)  Authority to Vary Terms.  The Board
shall have the authority from time to time to vary the terms of the option agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such option agreements shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable; provided, however, that in the event of
(1) a merger in which the Company is not the surviving corporation, (2) the sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, or (3) the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Code), any outstanding Options which are not immediately exercisable under their terms, shall become fully exercisable prior to consummation of such merger or sale of assets at such time as the Board shall determine; or the surviving or acquiring corporation, as a condition precedent to consummation of such merger or sale of assets shall assume the outstanding Options or issue substitute Options.

     7. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the maximum number of shares subject to award to any person during any calendar year pursuant to subparagraph 3(c), and to any outstanding Options and in the exercise price of any outstanding Options in the event any change is made in the stock subject to the Plan, or subject to any

     Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     8.   Covenants Of The Company.

          (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of common stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Options or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

     9.   Use Of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

     10.  Miscellaneous.

          (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

          (b) No Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a director or consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any employee with or without cause, the right of the Board and/or the Company's stockholders to remove any director pursuant to the terms of the Company's Bylaws and the provisions of applicable laws, or the right to terminate the relationship of any consultant pursuant to the terms of such consultant's agreement with the Company or Affiliate to which such consultant is providing services.

          (d) The Company may require any Optionee, or any person to whom an Option is transferred pursuant to subsection 6(d), as a condition of exercising or acquiring stock under any Option, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the Option to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such person or permitting the holder of the Option to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

          (e) To the extent provided by the terms of an Option agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means (in addition to the Company's right to withhold from any compensation paid to the Optionee by the Company): (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise or acquisition of stock under the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

     11. Provision of Information. Each Optionee shall be given information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

     12.  Amendment of The Plan.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 7 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

          (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

          (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

          (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionee and (ii) such person consents in writing.

          (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionee and (ii) such person consents in writing.

     13.  Termination Or Suspension Of The Plan.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 15, 2002, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Optionee.

     14.  Continuation of Initial Plan and 1992 Plan as to
Outstanding Options. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan and the 1992
Plan shall remain in effect and apply to Options granted pursuant to such version of stock option plan.

     15. Choice Of Law. All questions concerning the construction, validity and interpretation of this Plan, shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.